UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2012

AMERICAN PARAMOUNT GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-138148	20-5243308
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

141 Adelaide St. West, Suite 240, Toronto, Ontario, Canada	M5H 3L5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(416) 214-0049

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2012, American Paramount Gold Corp. (the “Company”) received the resignation of Hugh H. Aird as the Company’s President, Chief Executive Officer and Director. Mr. Aird’s resignation was not the result of any disagreement with the Company regarding its operations, policies, practices or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PARAMOUNT GOLD CORP.

/s/ Wayne Parsons
Wayne Parsons
Director

June 12, 2012